Exhibit 7.1

             Listing of Foreign Patents Licensed By the Registrant

     Each material foreign patent licensed to the Company has a corresponding, issued United States patent. Please see "Business and Properties - Sublicensed Patents and Other Intellectual Property" in the registration statement to which this exhibit is attached.